Exhibit h.9

                         FORM OF AMENDMENT NO. 4 TO THE
                     TRANSFER AGENCY AND SERVICES AGREEMENT

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                                     FORM OF
                             AMENDMENT NO. 4 TO THE
                     TRANSFER AGENCY AND SERVICES AGREEMENT

THIS AMENDMENT, dated as of the lst day of March, 1999 is made to the Transfer Agency and services Agreement dated July 3, 1998, as amended (the "Agreement") between AETNA SERIES FUND, INC. (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. (the "Investor Services Group").

                                   WITNESSETH

       WHEREAS, the Fund and Investor Services Group desire to amend the Agreement, as previously amended, to reflect certain changes thereto.

       NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. Schedule A - Duties of Investor Services Group is hereby amended by adding the following new Section 9:

       "9.    Cash Management Services.

       (a) Investor Services Group shall establish demand deposit accounts (DDA's) with a cash management provider to facilitate the receipt of purchase payments and the processing of other Shareholder-related transactions. Investor Services Group shall retain any excess balance credits earned with respect to the amounts in such DDA's ("Balance Credits") after such Balance Credits are first used to offset any banking service fees charged in connection with banking services provided on behalf of the Fund. Balance Credits will be calculated and applied toward the Fund's banking service charges regardless of the withdrawal of DDA balances described in Section (b) below.

       (b) DDA balances which cannot be forwarded on the day of receipt may be withdrawn on a daily basis and invested in U.S. Treasury and Federal Agency obligations, money market mutual funds, repurchase agreements, money market preferred securities (rated A or better), commercial paper (rated A1 or P1), corporate notes/bonds (rated A or better) and/or Eurodollar time deposits (issued by banks rated A or better). Investor Services Group bears the risk of loss on any such investment and shall retain any earnings generated thereby. Other similarly rated investment vehicles may be used, provided however, Investor Services Group shall first notify the Fund of any such change."

2. Schedule B - FEE SCHEDULE is hereby deleted in its entirety and replaced with the revised Schedule B attached hereto.

3. Schedule C - OUT-OF-POCKET EXPENSES is hereby deleted in its entirety and replaced with the revised Schedule B attached hereto.

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       The Agreement, as previously amended and as amended by this Amendment,
("Modified Agreement"), constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

AETNA SERIES FUND, INC.

By:    ____________________________

Title: ____________________________

FIRST DATA INVESTOR SERVICES GROUP, INC.

By:    ____________________________

Title: ____________________________


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                                   SCHEDULE B

                                  FEE SCHEDULE
                                  ------------

1.     Standard Fees:

       (a) Per Account Fees:              $25,000 annual minimum per Portfolio
                                          (includes up to 4 classes of shares
                                          per Portfolio* - excludes Brokerage
                                          Cash Reserves) $20 per open account
                                          per annum (money market) $16 per open
                                          account per annum (equity, bond) $2.50
                                          per closed account per annum

                  *The annual minimum per Portfolio fee shall increase on a
                   Portfolio by Portfolio basis in the event the Fund establishes more than four classes of shares in a Portfolio. Such increase shall be mutually agreed upon by the parties.

           The Per Account Fees set forth in this Section 1(a) shall remain in effect for the duration of the Initial Term.

       (b) Brokerage Cash Reserves: $2,600 annual flat fee

       (c) Cost Basis Accounting:   $0.15 per month per eligible account

       (d) VRU:                     $0.23 per minute
                                    $0.10 per call

                                    Program development costs not to
                                    exceed $20,000.

2.     Programming Costs

       (a) Dedicated Team:

           Programmer               $100,000 per annum
           BSA                      $  85,000 per annum
           Tester                   $  65,000 per annum

       (b) System Enhancements (Non Dedicated Team):
           Programmer               $150.00 per hour

3.     Print/Mail Fees

       Program development costs not to exceed $5000.00

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       Monthly Processing Charge per      $1650.00 per month
       complex:

       Daily/periodic confirms/statements:

           Print:                         $.065 per image (includes plain paper)
           Fold/Insert 1/seal/meter:      $.02 each
           Each additional insert:        $0.15 each

       Checks:

           Print/fold/insert/seal/meter:  $.25 each

       Presort Charge:                    $0.277 postage rate
                                          $0.035 per piece

       Inventory Storage:                 $20.00 for each inventory location as
                                          of the 15th of the month

       Special Pulls:                     $2.50 per account pull at Aetna's
                                          request.

       Forms Development/Programming Fee: $135/hr

       Postage, printed stock and envelopes will be billed in addition to the above mentioned at actual cost.

4.     Miscellaneous

       [bullet] Ad hoc reports/SQL computer time (Prior Fund Approval Required -
                Fee shall be based on system enhancement/non-dedicated team charge set forth above)

       [bullet] Banking Services


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                                   SCHEDULE C

                             OUT-OF-POCKET-EXPENSES
                             ----------------------

         The Fund shall reimburse Investor Services Group monthly for the following applicable out-of-pocket expenses:

         Standard (No Prior Fund Approval Required):

         [bullet] Postage (bulk, pre-sort, ZIP+4, barcoding, first class)
                  direct pass through to the Fund
         [bullet] Telephone and telecommunication costs, including all lease, maintenance and line costs
         [bullet] Shipping, Certified and Overnight mail and insurance
         [bullet] Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
         [bullet] Third party audit reviews
         [bullet] NSCC/FundServe Transaction charges
         [bullet] NSCC same day confirm charges

         Non-Standard (Prior Fund Approval Required):

         [bullet] Proxy solicitations, mailings and tabulations, upon prior Fund approval
         [bullet] Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines, upon prior Fund approval
         [bullet] Courier services
         [bullet] Overtime
         [bullet] Temporary staff
         [bullet] Travel and entertainment
         [bullet] Magnetic media tapes and freight
         [bullet] Such other miscellaneous expenses reasonably incurred by Investor Services Group in response to specific requests by the Fund in performing its duties and responsibilities under this Agreement.

The Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.


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                                    Exhibit 1

                               LIST OF PORTFOLIOS
                          Revised as of August 1, 1999

Aetna Money Market Fund
Aetna Government Fund
Aetna Bond Fund
Aetna High Yield Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna Real Estate Securities Fund
Aetna Value Opportunity Fund
Aetna Growth Fund
Aetna Mid Cap Fund
Aetna Small Company Fund
Aetna International Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Index Plus Bond Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund
Aetna Principal Protection Fund I
Brokerage Cash Reserves

Aetna Series Fund, Inc.               First Data Investor Services Group, Inc.

By:    ________________________       By:    _________________________________

Title: ________________________       Title: _________________________________